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                                                                      Exhibit 3

                            [FORM OF CERTIFICATE]


                       OFFICE OF THE SECRETARY OF STATE
                              STATE OF OKLAHOMA

                                 [STATE SEAL]


                                 CERTIFICATE

                   I, THE UNDERSIGNED SECRETARY OF STATE OF
                  THE STATE OF OKLAHOMA, DO HEREBY CERTIFY:


                    MBf USA, INC., AN OKLAHOMA CORPORATION


                                 MERGED INTO:


                    MBf USA, INC., A MARYLAND CORPORATION
        NOT REGISTERED TO TRANSACT BUSINESS IN THE STATE OF OKLAHOMA.




        IN TESTIMONY WHEREOF, I HEREUNTO SET MY HAND AND CAUSE TO BE AFFIXED THE GREAT SEAL OF THE STATE OF OKLAHOMA.


                                FILED IN THE CITY OF OKLAHOMA CITY THIS 18TH
                                DAY OF DECEMBER, 1995.


[STATE SEAL]                    /s/ Jim Cole
                                -----------------------------------
                                        SECRETARY OF STATE

                            BY: /s/ Bette D. Garner
                                -----------------------------------